Exhibit 99.1

Allied Motion Technologies Inc. 495 Commerce Drive Amherst, NY 14228 Phone: 716-242-8634 Fax: 716-242-8638
NEWS RELEASE

FOR IMMEDIATE RELEASE

Allied Motion Announces Three-for-Two Stock Split and
Quarterly Cash Dividend

AMHERST, N.Y., March 10, 2021 -- Allied Motion Technologies Inc. (Nasdaq: AMOT) (“Allied Motion” or the “Company”), a designer and manufacturer that sells precision and specialty controlled motion products and solutions to the global market, announced that its Board of Directors, at its meeting today, approved a three-for-two stock split of the Company's common shares.

The split will be affected by issuing one additional share of common stock for every two shares of common stock held. The additional shares will be distributed on April 30, 2021 to stockholders of record as of the close of business on April 16, 2021. Fractional share amounts resulting from the split will be paid to shareholders in cash. Allied Motion’s common stock will begin trading on a split-adjusted basis on May 3, 2021.

In addition, the Company approved a quarterly cash dividend payment of $0.03 per share. The dividend will be payable on April 7, 2021 to stockholders of record as of the close of business on March 24, 2021. Dividends will be paid based on pre-split shares. Allied Motion has approximately 9.8 million shares of its common stock outstanding and, after the split, the Company will have approximately 14.6 million shares outstanding.

Dick Warzala, Chairman, President and CEO, commented, “These actions reflect our continuing growth prospects and confidence in our strategy to be a leading global provider of controlled motion solutions. We also expect the share split to enhance the trading volume in our common stock and assist in expanding our investor base.”

About Allied Motion Technologies Inc.

Allied Motion (Nasdaq: AMOT) designs, manufactures and sells precision and specialty controlled motion products and solutions used in a broad range of industries within our major served markets, which include Vehicle, Medical, Aerospace & Defense, and Industrial. Headquartered in Amherst, NY, the Company has global operations and sells into markets across the United States, Canada, South America, Europe and Asia.

Allied Motion is focused on controlled motion applications and is known worldwide for its expertise in electro-magnetic, mechanical and electronic motion technology. Its products include brush and brushless DC motors, brushless servo and torque motors, coreless DC motors, integrated brushless motor-drives, gear motors, gearing, modular digital servo drives, motion controllers, incremental and absolute optical encoders, active (electronic) and passive (magnetic) filters for power quality and harmonic issues, and other controlled motion-related products.

The Company’s growth strategy is focused on being the controlled motion solutions leader in its selected target markets by leveraging its “technology/know how” to develop integrated precision solutions that utilize multiple Allied Motion technologies to “change the game” and create higher value solutions for its customers. The Company routinely posts news and other important information on its website at www.alliedmotion.com.

Allied Motion Announces Three-for-Two Stock Split and Quarterly Cash Dividend
March 10, 2021

Safe Harbor Statement

The statements in this news release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Examples of forward-looking statements include, among others, statements the Company makes regarding expected operating results, anticipated levels of capital expenditures, the Company’s belief that it has sufficient liquidity to fund its business operations, and expectations with respect to the conversion of backlog to sales. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the impact of changes in income tax rates or policies, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; our inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:
Deborah K. Pawlowski Kei Advisors LLC Phone: 716-843-3908 Email: dpawlowski@keiadvisors.com

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